UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 3, 2012
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Acquisition Agreement

On October 3, 2012, Sun Communities Operating Limited Partnership (“SCOLP”), the primary operating subsidiary of Sun Communities, Inc. (the “Company”), entered into a Contribution Agreement with Rudgate Silver Springs Company, L.L.C., Rudgate West Company Limited Partnership, Rudgate East Company Limited Partnership, Rudgate East Company II Limited Partnership and Rudgate Hunters Crossing, LLC (collectively the “Sellers”). Under the Contribution Agreement, the Sellers will (i) contribute four manufactured home communities to newly-formed limited liability companies and (ii) sell 100% of the membership interests in the new limited liability companies to SCOLP. The communities are located in southeast Michigan and in the aggregate include 1,996 manufactured home sites. The aggregate purchase price for the communities is $70.8 million, subject to certain adjustments. The purchase price will be paid by the indirect assumption of approximately $15.7 million in mortgage debt secured by the communities and the payment of approximately $55.1 million in cash, subject to certain adjustments. At the closing, SCOLP intends to enter into a $21.7 million mortgage loan secured by one of the communities.

At the closing, SCOLP and one of its subsidiaries will acquire all of the manufactured homes located in the communities that are owned by the Sellers and their affiliates, as well as all promissory notes and installment sale contracts that are owned by the Sellers and their affiliates and secured by manufactured homes located in the communities, for cash in an aggregate amount equal to the Sellers’ costs to acquire, refurbish and install the homes plus the outstanding principal balance then due under the promissory notes and installment loan contracts.

The closing of the acquisition is subject to the consent of the holder of the debt to be assumed, the closing of the senior and mezzanine loans described below and the satisfaction of customary closing conditions.  If these contingencies are satisfied, the Company expects the acquisition to close no later than November 30, 2012.

The foregoing description is qualified in its entirety by reference to the Contribution Agreement that is attached hereto as Exhibit 10.1, which is incorporated by reference herein. The schedules and exhibits to the Contribution Agreement have not been filed with Exhibit 10.1 because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the Contribution Agreement. The Contribution Agreement contains a list briefly identifying the contents of all omitted schedules and exhibits. The Company hereby agrees to furnish supplementally a copy of any such omitted schedule or exhibit to the Securities and Exchange Commission upon request.

Mezzanine Loan Commitment

In addition, on October 3, 2012, Sun Rudgate Lender LLC, a subsidiary of SCOLP, entered into a commitment letter with Rudgate Village Company Limited Partnership, Rudgate Clinton Company Limited Partnership and Rudgate Clinton Estates L.L.C. (collectively, the "Borrowers") and certain guarantors, under which Sun Rudgate Lender LLC will make a mezzanine loan to the Borrowers in respect of two manufactured home communities owned by the Borrowers. These communities are located in southeast Michigan and in the aggregate include approximately 1,598 manufactured home sites.

The Borrowers expect to obtain a first mortgage loan on these communities from a senior lender. The amount of the senior loan is expected to be approximately $45.9 million. The interest rate on the senior loan will be a fixed rate equal to the greater of a market rate as of the closing date plus a spread or a minimum rate. Based on current market rates, the interest rate would be 4.80% per annum. It is a condition to the closing of the senior loan that SCOLP guarantee certain customary non-recourse carveouts under the senior loan.

The mezzanine loan will be for an amount equal to the difference between $60.7 million and the amount of the net proceeds received by the Borrowers upon the closing of the senior loan, plus certain closing costs. The amount of the mezzanine loan is estimated to be approximately $15.3 million. The unpaid principal owing under the mezzanine loan will bear interest at a rate of 24% per annum and the minimum cash payment rate on the accrued interest will be 2% per annum. Interest will be payable monthly. Interest that accrues but is not paid currently will be paid-in-kind under a separate note. All principal and interest due under the mezzanine loan will be due on the tenth anniversary of the closing. The mezzanine loan will be non-recourse to the Borrowers, subject to certain carveouts, and may not be prepaid for seven years, and then only is prepayable upon the payment of certain fees.

The Borrowers will engage a subsidiary of SCOLP to manage the communities pursuant to management agreements between such parties. The manager will have broad authority to manage the communities under the management agreements. The manager will be paid a monthly property management fee equal to 3% of the revenue from each community and a monthly asset management fee equal to 4% of the revenue from each community.

The closing of the mezzanine loan is subject to the closing of acquisition described above and the senior loan and the satisfaction of customary closing conditions.  If these contingencies are satisfied, the Company expects the mezzanine loan to close no later than November 30, 2012.

The foregoing description is qualified in its entirety by reference to the loan commitment letter that is attached hereto as Exhibit 10.2, which is incorporated by reference herein.

Item 8.01	Other Events

On October 9, 2012, the Company issued a press release announcing the transactions described in Item 1.01 above.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:
Exhibit No.	Description
10.1
Contribution Agreement dated October 3, 2012, among Sun Communities Operating Limited Partnership, Rudgate Silver Springs Company, L.L.C., Rudgate West Company Limited Partnership, Rudgate East Company Limited Partnership, Rudgate East Company II Limited Partnership and Rudgate Hunters Crossing, LLC

10.2
Loan commitment letter dated October 3, 2012, among Sun Rudgate Lender LLC, Rudgate Village Company Limited Partnership, Rudgate Clinton Company Limited Partnership and Rudgate Clinton Estates L.L.C and certain guarantors named therein

99.1	Press release dated October 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: October 9, 2012	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Contribution Agreement dated October 3, 2012, among Sun Communities Operating Limited Partnership, Rudgate Silver Springs Company, L.L.C., Rudgate West Company Limited Partnership, Rudgate East Company Limited Partnership, Rudgate East Company II Limited Partnership and Rudgate Hunters Crossing, LLC

10.2
Loan commitment letter dated October 3, 2012, among Sun Rudgate Lender LLC, Rudgate Village Company Limited Partnership, Rudgate Clinton Company Limited Partnership and Rudgate Clinton Estates L.L.C and certain guarantors named therein

99.1	Press release dated October 9, 2012